SECURITIES AND EXCHANGE COMMISSION

                      Washington, DC 20549


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


  Date of Report (Date of earliest event report):  May 1, 2002



                RYAN'S FAMILY STEAK HOUSES, INC.
     (Exact name of registrant as specified in its charter)


South Carolina           0-10943             57-0657895
(State or other        (Commission         (IRS Employer
jurisdiction of         File Number)        Identification
incorporation)                               No.)


                  405 Lancaster Avenue (29650)
                       Post Office Box 100
                         Greer, SC 29652

       (Address of principal executive offices) (Zip Code)

 Registrant's telephone number, including area code:  (864) 879-1000


                           (No change)
(Former name or former address, if changed since last report)

Item 5.  Other Events.

     On May 1, 2002, the Company announced a 3-for-2 stock split, in the form of a 50% stock dividend, of the Company's common stock providing that shareholders of record on May 15, 2002 would receive one (1) additional share of common stock for each two (2) shares held of record. The press release issued by the Company on May 1, 2002 is attached hereto.


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               RYAN'S FAMILY STEAK HOUSES, INC.
               (Registrant)
               By:  /s/Janet J. Gleitz

               Name:  Janet J. Gleitz

               Title: Corporate Secretary

               Date:  May 1, 2002